SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  February 15, 1999


                                XL CAPITAL LTD
          -----------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        Cayman Islands               1-10804               98-0191089
 (State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)            File Number)        Identification No.)





  Cumberland House, 1 Victoria Street, Hamilton,              HM 11
                      Bermuda
     (Address of Principal Executive Offices)              (Zip Code)



                               (441) 292-8515
            (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

          XL Capital Ltd, a limited liability company organized and incorporated under the laws of the Cayman Islands ("XL"), Dasher Acquisition Corp., a Delaware corporation and a newly-formed, direct, wholly-owned subsidiary of XL ("Sub"), and NAC Re Corp., a Delaware corporation ("NAC Re"), entered into an Agreement and Plan of Merger, dated as of February 15, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into NAC Re with NAC Re being the surviving corporation and becoming a wholly-owned subsidiary of XL (the "Merger").

          In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time") and without any action on the part of the holders thereof, (i) each share of common stock of NAC Re, par value $0.10 per share ("NAC Re Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.915 of a Class A Ordinary Share, par value $0.01 per share, of XL ("XL Ordinary Shares"), together with the associated purchase rights under the Rights Agreement, dated as of September 11, 1998, between XL and ChaseMellon Shareholder Services, L.L.C., with any cash to be paid in lieu of fractional XL Ordinary Shares.

          Consummation of the Merger is subject to a number of customary closing conditions, including: (i) adoption of the Merger Agreement by an affirmative vote of the holders of a majority of the outstanding shares of NAC Re Common Stock; (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) receipt of requisite insurance and other regulatory approvals.

          In connection with the Merger Agreement, XL and NAC Re entered into a Stock Option Agreement, dated as of February 15, 1999 (the "Stock Option Agreement") pursuant to which XL would have the right, upon the occurrence of certain events and subject to other specified conditions, to buy from NAC Re a number of shares of NAC Re Common Stock equal to approximately 10% of the outstanding shares of NAC Re Common Stock as of February 15, 1999.

          The preceding description is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are included as Exhibits 99.1 and 99.2 hereto, respectively. A copy of the joint press release of XL and NAC RE announcing the execution of the Merger Agreement is filed as Exhibit 99.3 hereto and incorporated by referenced herein.








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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit   Description

99.1 Agreement and Plan of Merger, dated as of February 15, 1999, among XL Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp.

99.2 Stock Option Agreement, dated as of February 15, 1999, between XL Capital Ltd and NAC Re Corp.

99.3 Text of joint press release, dated February 16, 1999, issued by XL Capital Ltd and NAC Re Corp.


































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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 1999

                                  XL CAPITAL LTD

                                  By:  /s/ Paul S. Giordano
                                     -----------------------------------
                                       Paul S. Giordano
                                       Secretary and General Counsel


































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                                 EXHIBIT INDEX

Exhibit   Description


99.1 Agreement and Plan of Merger, dated as of February 15, 1999, among XL Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp.

99.2 Stock Option Agreement, dated as of February 15, 1999, between XL Capital Ltd and NAC Re Corp.

99.3 Text of joint press release, dated February 16, 1999, issued by XL Capital Ltd and NAC Re Corp.



































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